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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                   Form 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                          The Securities Act of 1934



Date of Report (Date of earliest event reported)     July 22, 1999
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                         Hudson Respiratory Care Inc.
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            (Exact name of registrant as specified in its charter)



        California                  333-56097                 95-1867330
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     (State or other              (Commission              (I.R.S. Employer
       jurisdiction               File Number)             Identification No.)
     of incorporation)


     27711 Diaz Road, P.O. Box 9020, Temecula, CA                  92589
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         (Address of principal executive offices)                (Zip Code)



Registrant's telephone number, including area code      (909) 676-5611
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                                Not applicable
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        (Former name or former address, if changed since last report.)
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Item 2.   Acquisition or Disposition of Assets.

          (a) On July 22, 1999, the Registrant, through its indirect, wholly-owned subsidiary Steamer Holding AB, a company organized under the laws of Sweden ("Steamer"), acquired a majority of the outstanding capital stock of Louis Gibeck AB, a company organized under the laws of Sweden ("LGAB").
Pursuant to a series of private purchases and a tender offer consummated pursuant to Swedish law, Steamer acquired 604,000 shares of Class A stock and 2,452,838 shares of Class B stock representing approximately 82.1% of the capital and 62.9% of the voting power of LGAB at a price of 115 Swedish krona (approximately $13.60 at the July 22 exchange rate) per share of Class A stock and Class B stock for an aggregate cash purchase price of approximately $44.0 million. In addition, on August 5, 1999, Steamer acquired an additional 483,750 shares of Class A stock of LGAB from River Holding Corp., a Delaware corporation and the parent of Steamer and the Registrant ("River"), which shares River acquired in a private transaction in exchange for 525,042 shares of common stock of River ("River Common Stock"). The exchange ratio for the Class A stock was the same as the effective price per share of the shares acquired in the tender offer. After giving effect to this exchange and the conversion of the Series A stock acquired by Steamer in the tender offer into Series B stock, Steamer holds approximately 95.1% of the capital and 97.7% of the voting power of LGAB. The Registrant intends that Steamer, through continuing purchases and a statutory freezeout and appraisal procedure under Swedish law, will acquire the remaining outstanding shares of LGAB as soon as practicable.

          The cash for the purchase price and certain related transaction costs was funded with (i) $22.0 million in gross proceeds from the sale of River Common Stock to the majority stockholder of River, (ii) a $22.0 million loan from the majority stockholder of River to Steamer's parent, HRC Holding Inc., a Delaware corporation and a wholly-owned subsidiary of the Registrant ("HRCH"), and (iii) funding of 50 million Swedish krona (approximately $5.9 million) pursuant to the terms of a Loan Facility Agreement between Steamer and Svenska Handelsbanken AB.

          The LGAB purchase price was arrived at by means of arm's length bargaining among the parties to the acquisition. In September 1998, the Registrant acquired certain assets of Gibeck, Inc., a subsidiary of LGAB, for approximately $3.35 million. In conjunction with that transaction, the Registrant became the exclusive North American distributor of LGAB's "Heat Moisture Exchange" ("HME") product line. Prior to the acquisition, there was no other material relationship between LGAB and the Registrant, River, HRCH, Steamer or any of their affiliates, or any director, officer or shareholder of the foregoing.

          (b) Founded in 1954, LGAB develops, manufactures and markets medical device products which humidify, heat and filter a patient's breathing gases during anesthesia and intensive care. LGAB is a market leader in the area HME products, with an approximately 25% share of the world market. Following the acquisition, the Registrant intends to continue LGAB's operations in substantially the same manner as conducted prior to the acquisition.

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Item 7.   Financial Statements and Exhibits.

          (a)  Financial statements of businesses acquired.

          The financial statements of LGAB required to be filed as part of this Report will be provided by amendment within 60 days from the date of this Report.

          (b)  Pro forma financial information.

          The pro forma financial statements required to be filed as part of this Report will be provided by amendment within 60 days from the date of this Report.

          (c)  Exhibits.


          2.1 Agreement dated May 7, 1999 between Sten Gibeck, the Registrant and River.

          2.2 Agreement dated May 7, 1999 between Euroventures Nordica I B.V., the Registrant and River.

          2.3 Agreement dated May 7, 1999 between Forsakrings AB Skandia and Livforsakrings AB Skandia, the Registrant and River.

          2.4 Agreement dated May 7, 1999 between Maud Gibeck, the Registrant and River.

          2.5 Stock Subscription Agreement dated August 4, 1999 between Sten Gibeck, River, FS Equity Partners III, L.P., FS Equity Partners International, L.P. and FS Equity Partners IV, L.P.

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                                  Signatures

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          Date:  August 6, 1999


                                            HUDSON RESPIRATORY CARE INC.


                                            By:  /s/ Jay R. Ogram
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                                                 Jay R. Ogram
                                                 Chief Financial Officer

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